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                                                                 Exhibit 99.6

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THIS FORM IS TO BE COMPLETED ONLY BY GROVE LP LIMITED PARTNERS WHO ARE
SUBJECT TO A DEFICIT RESTORATION OBLIGATION UNDER SECTION 13.5 OF THE AGREEMENT OF LIMITED PARTNERSHIP OF GROVE LP AND WHO ELECT TO RECEIVE UNITS OF ERP LIMITED PARTNERSHIP INTEREST IN EXCHANGE FOR THEIR UNITS OF GROVE LP LIMITED PARTNERSHIP INTEREST PURSUANT TO THE TRANSACTION DESCRIBED HEREIN.

IF YOU DO NOT MAKE A DEFICIT RESTORATION OBLIGATION ELECTION OR DO NOT PROPERLY SUBMIT THE DEFICIT RESTORATION OBLIGATION ELECTION FORM BY THE ELECTION DEADLINE, YOU WILL BE DEEMED TO HAVE ELECTED NOT TO BE SUBJECT TO A DEFICIT RESTORATION OBLIGATION.

YOU SHOULD REVIEW AND CAREFULLY CONSIDER THE CONSEQUENCES OF ELECTING OR NOT ELECTING TO BECOME SUBJECT TO A DEFICIT RESTORATION OBLIGATION AS SET FORTH IN THE PROXY STATEMENT/PROSPECTUS DATED OCTOBER 2, 2000 BEFORE MAKING AN ELECTION.
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             DEFICIT RESTORATION OBLIGATION ELECTION FORM

     This Deficit Restoration Obligation Election Form is being sent in connection with the proposed merger of a subsidiary of ERP Operating Limited Partnership ("ERP") and Grove Operating, L.P. ("Grove LP") pursuant to the Agreement and Plan of Merger dated as of July 17, 2000 among Grove Property Trust ("Grove"), Grove LP and ERP (the "Partnership Merger"), to the limited partners of Grove LP who (i) are subject to a deficit restoration obligation under the Agreement of Limited Partnership of Grove LP (the "Grove LP Partnership Agreement") and (ii) elect to receive units of ERP limited partnership interest in exchange for their units of Grove LP limited partnership interest (the "Holder").

    THE ELECTION DEADLINE IS 5:00 P.M. (BOSTON TIME) ON OCTOBER 30, 2000.

      BY MAIL                     BY HAND                BY OVERNIGHT CARRIER
     EquiServe         Securities Transfer & Reporting         EquiServe
 Corporate Actions               Services               Attn: Corporate Actions
    PO Box 8029                C/O EquiServe               150 Royall Street
Boston, MA 02266-8029   100 Williams Street, Galleria      Canton, MA 02021
                              New York, NY 10038


        IF YOU REQUIRE ADDITIONAL INFORMATION, PLEASE CALL EQUISERVE
                    (THE "PAYING AGENT") AT 800-733-5001.

     If this Deficit Restoration Obligation Election Form is properly submitted before the Election Deadline, the Holder, if such Holder so elects, will become subject to a deficit restoration obligation under ERP's Fifth Amended and Restated Agreement of Limited Partnership ("ERP Partnership Agreement") for an amount not to exceed such Holder's current amount of deficit restoration obligation under the Grove LP Partnership Agreement.

   PLEASE READ THE INSTRUCTIONS IN THIS DEFICIT RESTORATION OBLIGATION ELECTION FORM CAREFULLY BEFORE COMPLETING THE DEFICIT RESTORATION
                        OBLIGATION ELECTION BELOW.

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                 DEFICIT RESTORATION OBLIGATION ELECTION

CHOOSE ONE:
                                         RESTORATION
   [    ]  HOLDER ELECTS TO BE
           SUBJECT TO DEFICIT            AMOUNT: __________________________*
           RESTORATION OBLIGATION

   [    ]  HOLDER ELECTS NOT TO BE       * May not exceed current maximum
           SUBJECT TO DEFICIT              under Grove LP Partnership Agreement
           RESTORATION OBLIGATION
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NAME AND ADDRESS OF HOLDER OF UNITS OF GROVE LP LIMITED PARTNERSHIP INTEREST:



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                               ELECTION INSTRUCTIONS

     The appropriate box must be checked above in order to make a deficit restoration obligation election (a "DRO Election"). If you do not make a DRO Election or do not properly submit the Deficit Restoration Obligation Election Form by the Election Deadline, you will be deemed to have elected NOT to be subject to a deficit restoration obligation under the ERP Partnership Agreement. If you elect to become subject to a deficit restoration obligation under the ERP Partnership Agreement you must enter a "Restoration Amount". The Restoration Amount is the maximum deficit balance amount that you would be required to contribute to ERP in the case of a liquidation or dissolution of ERP; provided, however, such Restoration Amount may not exceed your current "Protected Amount", as defined in the Grove LP Partnership Agreement.

     All Holders wishing to make a DRO Election must deliver to the Paying Agent, as agent for ERP, a properly completed original Deficit Restoration Obligation Election Form prior to the Election Deadline, which is 5:00 p.m. (Boston Time) on October 30, 2000.

     All Holders submitting a Deficit Restoration Obligation Election Form that is received by the Paying Agent after the Election Deadline will be deemed NOT to be subject to a deficit restoration obligation under the ERP Partnership Agreement.

     You will not be subject to a deficit restoration obligation if :

     -  No DRO Election choice is indicated;

     -  More than one DRO Election choice is indicated;

     - You fail to follow the instructions on this Deficit Restoration Obligation Election Form or otherwise fail to properly make a DRO Election; or

     - A completed original Deficit Restoration Obligation Election Form is not received by the Paying Agent prior to the Election Deadline.

     Notwithstanding anything to the contrary in this Deficit Restoration Obligation Election Form, ERP reserves the right, which it may delegate in whole or in part to the Paying Agent, to waive any errors in a completed Deficit Restoration Obligation Election Form. However, ERP shall be under no obligation to do so.

     This Deficit Restoration Obligation Election Form may be revoked by (i) advising the Paying Agent in writing at the appropriate address indicated above before the Election Deadline or (ii) delivering to the Paying Agent prior to the Election Deadline a properly completed Deficit Restoration Obligation Election Form dated after the date of your then prior Deficit Restoration Obligation Election Form.

     This Deficit Restoration Obligation Election Form must be (i) completed and signed in ink (blue ink preferred) in the space provided below and (ii) mailed or delivered to the Paying Agent at the appropriate address set forth above. In order to make a proper DRO Election, these actions must be taken in a timely fashion such that the Deficit Restoration Obligation Election Form is received by the Paying Agent at/or prior to the Election Deadline.

     THE METHOD OF DELIVERY OF THE DEFICIT RESTORATION OBLIGATION ELECTION FORM IS AT THE ELECTION AND RISK OF THE HOLDER. DELIVERY OF THIS DEFICIT RESTORATION OBLIGATION ELECTION FORM TO AN ADDRESS OTHER THAN AS SET FORTH WILL NOT CONSTITUTE A VALID DELIVERY TO THE PAYING AGENT.

     CONSUMMATION OF THE PARTNERSHIP MERGER IS SUBJECT TO THE SATISFACTION OF VARIOUS CLOSING CONDITIONS. NO OBLIGATIONS RELATING TO A DEFICIT RESTORATION OBLIGATION ELECTION WILL BECOME EFFECTIVE PRIOR TO THE EFFECTIVE TIME OF THE PARTNERSHIP MERGER.

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The undersigned represents and warrants to ERP and the Paying Agent that the undersigned is subject to a deficit restoration obligation under the Grove LP Partnership Agreement, has elected to receive units of ERP limited partnership interest in exchange for units of Grove LP limited partnership interest, pursuant to the Partnership Merger has thoroughly read the proxy statement/prospectus dated October 2, 2000 and fully understands the consequences of electing or not electing to become subject to a deficit restoration obligation under the ERP Partnership Agreement.

                            PLEASE SIGN HERE

Signature: ____________________________________________________________________

Dated: ________________________________________________________________________

Name: _________________________________________________________________________
                                 (please print)
Capacity: _____________________________________________________________________

Daytime Area Code and Telephone Number: _______________________________________

If signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, the capacity of the person signing should be indicated.
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